certification

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principal Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2023, (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President              Principal Financial Officer/Treasurer

Two Roads Shared Trust                                Two Roads Shared Trust

/s/ James Colantino                                     /s/ Laura Szalyga

James Colantino                                            Laura Szalyga

Date: January 5, 2024                                   Date: January 5, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust t and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.